Exhibit 99

VF Reports Second Quarter Fiscal 2022 Results; Reaffirms Full Year Fiscal 2022 Earnings Outlook

  Revenue from continuing operations increased 23 percent (up 21 percent in constant dollars) to $3.2 billion; excluding acquisitions, revenue increased 19 percent (up 17 percent in constant dollars);
  Active segment revenue increased 16 percent (up 14 percent in constant dollars) including an 8 percent (7 percent in constant dollars) increase in Vans® brand revenue and an 8 percentage point revenue growth contribution from acquisitions; Outdoor segment revenue increased 31 percent (up 28 percent in constant dollars) including a 31 percent (29 percent in constant dollars) increase in The North Face® brand revenue; Work segment revenue increased 18 percent (up 17 percent in constant dollars) including a 21 percent (19 percent in constant dollars) increase in Dickies® brand revenue;
  International revenue increased 18 percent (up 15 percent in constant dollars) including a 2 percentage point revenue growth contribution from acquisitions; Europe revenue increased 19 percent (up 17 percent in constant dollars); Greater China revenue increased 9 percent (up 3 percent in constant dollars), including a 9 percent (2 percent in constant dollars) increase in Mainland China;
  Direct-to-Consumer revenue increased 32 percent (up 31 percent in constant dollars) including an 11 percentage point revenue growth contribution from acquisitions; Digital revenue increased 24 percent (up 22 percent in constant dollars) versus the prior year including a 19 percentage point revenue growth contribution from acquisitions; excluding acquisitions, Digital revenue increased 54 percent versus the second quarter of fiscal 2020;
  Gross margin from continuing operations increased 290 basis points to 53.7 percent; on an adjusted basis, gross margin increased 300 basis points to 53.9 percent including a 20 basis point positive impact from acquisitions;
  Operating income from continuing operations on a reported basis was $558 million; on an adjusted basis, operating income from continuing operations increased 56 percent (53 percent in constant dollars) to $534 million including an $8 million contribution from acquisitions;
  Earnings per share from continuing operations was $1.18; adjusted earnings per share from continuing operations increased 66 percent (up 63 percent in constant dollars) to $1.11 including a $0.02 per share contribution from acquisitions;
  Full year fiscal 2022 revenue is now expected to be approximately $12.0 billion, reflecting growth of around 30 percent, including an approximate $600 million contribution from the Supreme® brand; full year fiscal 2022 adjusted earnings per share is expected to be around $3.20, including an approximate $0.25 contribution from the Supreme® brand.

DENVER--(BUSINESS WIRE)--October 22, 2021--VF Corporation (NYSE: VFC) today reported financial results for its second quarter ended October 2, 2021. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Transaction and Deal Related Activities and Costs Related to Specified Strategic Business Decisions.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

"As we move through the halfway point of our fiscal year, I remain encouraged by the underlying momentum across the portfolio, and the broad-based nature of this strength gives me confidence that we are driving the right strategy to accelerate growth in the quarters ahead,” said Steve Rendle, VF's Chairman, President and CEO. "While the recovery has been impacted by further pandemic-related disruptions, we continue to see accelerating demand signals across our business, and our ability to reaffirm our Fiscal 2022 revenue and earnings outlook is a clear testament to the resiliency and optionality of our model.”

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On June 28, 2021, VF completed the sale of its Occupational Workwear business. The Occupational Workwear business was comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also included a license for certain Dickies® occupational workwear products that have historically been sold through the business-to-business channel. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods, through the date of sale.

Adjusted Amounts - Excluding Transaction and Deal Related Activities and Costs Related to Specified Strategic Business Decisions

The adjusted amounts in this release exclude transaction and deal related activities associated with the acquisition of the Supreme® brand. Total transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $35 million in the second quarter of fiscal 2022 and $108 million in the first six months of fiscal 2022, and integration costs of approximately $1 million in the second quarter of fiscal 2022 and $6 million in the first six months of fiscal 2022.

The adjusted amounts in this release exclude costs related to VF's business model transformation, a transformation initiative for our Asia-Pacific regional operations and certain cost optimization activities and other charges indirectly related to the divestiture of the Occupational Workwear business. Total costs were approximately $10 million in the second quarter of fiscal 2022 and $24 million in the first six months of fiscal 2022.

Combined, the above items positively impacted earnings per share by $0.07 during the second quarter of fiscal 2022 and $0.19 during the first six months of fiscal 2022. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

COVID-19 Outbreak Update

To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices, including the temporary closing of offices and retail stores, instituting travel bans and restrictions and implementing health and safety measures including social distancing and quarantines.

The majority of VF's supply chain is currently operational. Suppliers are complying with local public health advisories and governmental restrictions which has resulted in isolated product delays. The resurgence of COVID-19 lockdowns in key sourcing countries has resulted in additional manufacturing capacity constraints during the second quarter. Additionally, continued port congestion, equipment availability and other logistics challenges have contributed to increasing product delays. VF is working with its suppliers to minimize disruption and is employing expedited freight as needed. VF's distribution centers are operational in accordance with local government guidelines while maintaining enhanced health and safety protocols.

In North America, no stores were closed during second quarter. Currently, all stores are open.

In the EMEA region, no stores were closed during second quarter. Currently, all stores are open.

In the APAC region, including Mainland China, 5% of stores were closed at the beginning of the second quarter. Stores have since re-opened and nearly all stores are open at the end of the quarter.

VF is continuing to monitor the COVID-19 outbreak globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers. As COVID-19 uncertainty continues, VF expects ongoing disruption to its business operations.

Second Quarter Fiscal 2022 Income Statement Review

  Revenue increased 23 percent (up 21 percent in constant dollars) to $3.2 billion. Excluding the impact of acquisitions, revenue increased 19 percent (up 17 percent in constant dollars) driven by the EMEA and North American regions, which experienced a negative impact from COVID-19 in the prior year period. VF's wholesale business continues to be materially impacted by the timing of shipments due to port delays and logistics challenges.
  Gross margin increased 290 basis points to 53.7 percent, primarily driven by reduced promotional activity. On an adjusted basis, gross margin increased 300 basis points, including a 20 basis point positive impact from acquisitions, to 53.9 percent.
  Operating income on a reported basis was $558 million. On an adjusted basis, operating income increased 56 percent (53 percent in constant dollars) to $534 million, including an $8 million contribution from acquisitions. Operating margin on a reported basis was 17.5 percent. Adjusted operating margin increased 360 basis points, including a 30 basis point negative impact from acquisitions, to 16.7 percent.
  Earnings per share was $1.18 on a reported basis. On an adjusted basis, earnings per share increased 66 percent (up 63 percent in constant dollars) to $1.11, including a $0.02 contribution from acquisitions.

Balance Sheet Highlights

Inventories were up 2 percent compared with the same period last year. During the quarter, VF returned approximately $192 million of cash to shareholders through dividends. VF is reinstating its share repurchase program, under which it is authorized to repurchase up to $2.8 billion of its common stock. This plan was suspended on April 7, 2020 as a precaution due to the COVID-19 pandemic.

Full Year Fiscal 2022 Outlook

VF's full year outlook assumes no material deterioration to the company's current business operations as a result of COVID-19 and related governmental actions and regulations. VF's full year fiscal 2022 outlook includes the following:

  Revenue is expected to be approximately $12.0 billion, reflecting growth of around 30 percent, including an approximate $600 million contribution from the Supreme® brand. By segment, revenue for Outdoor is now expected to increase between 25 percent and 27 percent versus the previous expectation of a 24 to 26 percent increase; revenue for Active is now expected to increase between 35 percent and 37 percent versus the previous expectation of a 37 to 39 percent increase; revenue for Work is now expected to increase between 19 and 21 percent versus the previous expectation of a 16 to 18 percent increase.
  International revenue is expected to increase between 24 percent and 26 percent. By geographic region, in the EMEA region, revenue is expected to increase between 30 percent and 32 percent. In the Asia Pacific region, revenue is expected to increase between 12 percent and 14 percent. And, in the Americas (non-U.S.) region, revenue is expected to increase between 30 percent and 32 percent.
  Direct-to-consumer revenue is now expected to increase between 34 percent and 36 percent versus the previous expectation of 39 percent and 41 percent, including Digital revenue growth of about 20 percent versus the previous expectation of 29 and 31 percent.
  Adjusted gross margin is expected to be around 56.0 percent, which represents an estimated increase of around 270 basis points.
  Adjusted operating margin is expected to increase around 500 basis points to around 13.0 percent.
  Adjusted earnings per share is expected to be around $3.20, including an approximate $0.25 contribution from the Supreme® brand.
  Adjusted cash flow from operations is expected to exceed $1.0 billion.
  Other full year assumptions include an effective tax rate of approximately 15 percent and capital expenditures of approximately $350 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.50 per share, payable on December 20, 2021, to shareholders of record on December 10, 2021. Subject to approval by its Board of Directors, VF intends to continue to pay its regularly scheduled dividend and is not currently contemplating the suspension of its dividend.

Webcast Information

VF will host its second quarter fiscal 2022 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on second quarter fiscal 2022 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF's ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF's ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s and VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions, including the recently acquired Supreme® brand; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and liabilities; legal, regulatory, political and economic risks and changes to laws and regulations; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September		Six Months Ended September
	2021	2020	2021	2020
Net revenues	$3,198,235	$2,608,324	$5,392,792	$3,684,617
Costs and operating expenses
Cost of goods sold	1,479,446	1,282,406	2,434,997	1,789,357
Selling, general and administrative expenses	1,160,303	1,005,970	2,196,425	1,822,121
Total costs and operating expenses	2,639,749	2,288,376	4,631,422	3,611,478
Operating income	558,486	319,948	761,370	73,139
Interest, net	(34,370)	(30,931)	(67,145)	(58,880)
Other income (expense), net	7,549	4,644	16,590	(33,543)
Income (loss) from continuing operations before income taxes	531,665	293,661	710,815	(19,284)
Income tax expense	67,612	50,415	92,790	15,212
Income (loss) from continuing operations	464,053	243,246	618,025	(34,496)
Income from discontinued operations, net of tax	—	13,476	170,273	5,605
Net income (loss)	$464,053	$256,722	$788,298	$(28,891)
Earnings (loss) per common share - basic (a)
Continuing operations	$1.18	$0.62	$1.58	$(0.09)
Discontinued operations	—	0.03	0.43	0.01
Total earnings (loss) per common share - basic	$1.18	$0.66	$2.01	$(0.07)
Earnings (loss) per common share - diluted (a)
Continuing operations	$1.18	$0.62	$1.57	$(0.09)
Discontinued operations	—	0.03	0.43	0.01
Total earnings (loss) per common share - diluted	$1.18	$0.66	$2.00	$(0.07)
Weighted average shares outstanding
Basic	391,779	389,219	391,565	388,957
Diluted	394,017	391,180	394,072	390,986
Cash dividends per common share	$0.49	$0.48	$0.98	$0.96

* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended September 2021 relate to the 13-week and 26-week fiscal periods ended October 2, 2021 and all references to periods ended September 2020 relate to the 13-week and 26-week fiscal periods ended September 26, 2020. References to March 2021 relate to information as of April 3, 2021.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September	March	September
	2021	2021	2020
ASSETS
Current assets
Cash and equivalents	$1,360,138	$815,750	$1,877,398
Accounts receivable, net	1,787,331	1,298,020	1,606,479
Inventories	1,464,714	1,061,839	1,434,843
Short-term investments	—	598,806	800,000
Other current assets	357,687	423,877	408,809
Current assets of discontinued operations	—	587,578	552,677
Total current assets	4,969,870	4,785,870	6,680,206
Property, plant and equipment, net	1,011,415	975,876	933,990
Goodwill and intangible assets, net	5,434,009	5,454,972	3,024,607
Operating lease right-of-use assets	1,380,106	1,474,434	1,385,121
Other assets	1,093,687	1,062,877	917,342
Total assets	$13,889,087	$13,754,029	$12,941,266
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$10,173	$11,061	$13,237
Current portion of long-term debt	1,001,037	1,023	1,127
Accounts payable	534,365	463,208	450,109
Accrued liabilities	1,838,790	1,609,928	1,505,703
Current liabilities of discontinued operations	—	125,257	114,356
Total current liabilities	3,384,365	2,210,477	2,084,532
Long-term debt	4,682,751	5,709,149	5,679,440
Operating lease liabilities	1,146,944	1,236,461	1,129,840
Other liabilities	1,076,546	1,541,778	1,102,216
Total liabilities	10,290,606	10,697,865	9,996,028
Stockholders' equity	3,598,481	3,056,164	2,945,238
Total liabilities and stockholders' equity	$13,889,087	$13,754,029	$12,941,266

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended September
	2021	2020
Operating activities
Net income (loss)	$788,298	$(28,891)
Income from discontinued operations, net of tax	170,273	5,605
Income (loss) from continuing operations, net of tax	618,025	(34,496)
Depreciation and amortization	134,553	138,853
Reduction in the carrying amount of right-of-use assets	208,687	205,635
Other adjustments	(1,138,492)	(270,482)
Cash provided (used) by operating activities - continuing operations	(177,227)	39,510
Cash provided by operating activities - discontinued operations	6,090	43,298
Cash provided (used) by operating activities	(171,137)	82,808
Investing activities
Business acquisitions, net of cash received	3,760	—
Proceeds from sale of businesses, net of cash sold	616,529	—
Purchases of short-term investments	—	(800,000)
Proceeds from sale of short-term investments	598,806	—
Capital expenditures	(144,582)	(112,501)
Software purchases	(42,119)	(38,345)
Other, net	20,491	(3,839)
Cash provided (used) by investing activities - continuing operations	1,052,885	(954,685)
Cash used by investing activities - discontinued operations	(525)	(2,693)
Cash provided (used) by investing activities	1,052,360	(957,378)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	(1,397)	1,758,317
Cash dividends paid	(384,427)	(373,638)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	25,971	(7,221)
Cash provided (used) by financing activities	(359,853)	1,377,458
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(10,958)	(8,082)
Net change in cash, cash equivalents and restricted cash	510,412	494,806
Cash, cash equivalents and restricted cash – beginning of year	851,205	1,411,322
Cash, cash equivalents and restricted cash – end of period	$1,361,617	$1,906,128

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2021	2020
Segment revenues
Outdoor	$1,506,621	$1,154,407	31%	28%	31%	28%
Active	1,392,173	1,200,202	16%	14%	8%	6%
Work	299,163	253,551	18%	17%	18%	17%
Other (c)	278	164	*	*	*	*
Total segment revenues	$3,198,235	$2,608,324	23%	21%	19%	17%
Segment profit (loss)
Outdoor	$284,076	$132,475
Active	284,349	259,123
Work	61,973	8,173
Other (c)	(370)	(2,526)
Total segment profit	630,028	397,245
Corporate and other expenses	(63,993)	(72,653)
Interest, net	(34,370)	(30,931)
Income from continuing operations before income taxes	$531,665	$293,661

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisition representing the operating results of Supreme for the three months ended September 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2021" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products and sourcing activities related to transition services.

* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Six Months Ended September		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2021	2020
Segment revenues
Outdoor	$2,124,375	$1,495,635	42%	38%	42%	38%
Active	2,694,241	1,771,518	52%	48%	38%	34%
Work	573,898	415,981	38%	36%	38%	36%
Other (c)	278	1,483	*	*	*	*
Total segment revenues	$5,392,792	$3,684,617	46%	43%	40%	36%
Segment profit (loss)
Outdoor	$212,329	$(28,236)
Active	555,211	266,259
Work	102,977	(3,228)
Other (c)	(652)	(4,887)
Total segment profit	869,865	229,908
Corporate and other expenses	(91,905)	(190,312)
Interest, net	(67,145)	(58,880)
Income (loss) from continuing operations before income taxes	$710,815	$(19,284)

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisition representing the operating results of Supreme for the six months ended September 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2021" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products and sourcing activities related to transition services.

* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended September 2021
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,506,621	$(24,735)	$1,481,886
Active	1,392,173	(19,140)	1,373,033
Work	299,163	(3,727)	295,436
Other	278	—	278
Total segment revenues	$3,198,235	$(47,602)	$3,150,633
Segment profit (loss)
Outdoor	$284,076	$(6,309)	$277,767
Active	284,349	(3,875)	280,474
Work	61,973	(1,257)	60,716
Other	(370)	(27)	(397)
Total segment profit	630,028	(11,468)	618,560
Corporate and other expenses	(63,993)	389	(63,604)
Interest, net	(34,370)	—	(34,370)
Income from continuing operations before income taxes	$531,665	$(11,079)	$520,586
Diluted earnings per share growth	89%	(3)%	86%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Six Months Ended September 2021
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues
Outdoor	$2,124,375	$(54,948)	$2,069,427
Active	2,694,241	(66,956)	2,627,285
Work	573,898	(8,753)	565,145
Other	278	—	278
Total segment revenues	$5,392,792	$(130,657)	$5,262,135
Segment profit (loss)
Outdoor	$212,329	$(5,084)	$207,245
Active	555,211	(14,714)	540,497
Work	102,977	(2,069)	100,908
Other	(652)	(55)	(707)
Total segment profit	869,865	(21,922)	847,943
Corporate and other expenses	(91,905)	1,117	(90,788)
Interest, net	(67,145)	—	(67,145)
Income from continuing operations before income taxes	$710,815	$(20,805)	$690,010

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2021
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2021	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Adjusted	Contribution from Acquisition (c)	Adjusted Organic
Revenues	$3,198,235	$—	$—	$3,198,235	$(99,574)	$3,098,661

Gross profit	1,718,789	—	5,868	1,724,657	(59,385)	1,665,272
Percent	53.7%			53.9%		53.7%

Operating income	558,486	(33,886)	9,738	534,338	(7,984)	526,354
Percent	17.5%			16.7%		17.0%

Diluted earnings per share from continuing operations (d)	1.18	(0.09)	0.02	1.11	(0.02)	1.09

Six Months Ended September 2021	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Adjusted	Contribution from Acquisition (c)	Adjusted Organic
Revenues	$5,392,792	$—	$—	$5,392,792	$(245,305)	$5,147,487

Gross profit	2,957,795	—	12,069	2,969,864	(148,194)	2,821,670
Percent	54.8%			55.1%		54.8%

Operating income	761,370	(102,482)	23,862	682,750	(39,673)	643,077
Percent	14.1%			12.7%		12.5%

Diluted earnings per share from continuing operations (d)	1.57	(0.24)	0.05	1.38	(0.08)	1.30

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three and six months ended September 2021. Transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $35.0 million and $108.0 million for the three and six months ended September 2021, respectively, and integration costs of $1.1 million and $5.5 million for the three and six months ended September 2021, respectively. The transaction and deal related activities resulted in a net tax benefit of $1.2 million and net tax expense of $8.3 million in the three and six months ended September 2021, respectively, primarily related to the impact of the decreases in the estimated fair value of the contingent consideration liability on the interim tax rate calculations.

(b) Specified strategic business decisions for the three and six months ended September 2021 include costs related to VF's business model transformation of $0.2 million and $1.7 million in the three and six months ended September 2021, respectively, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $13.3 million and $21.8 million in the three and six months ended September 2021, respectively. Specified strategic business decisions also include cost optimization charges and other activities, including the sale of certain assets, indirectly related to the divestiture of the Occupational Workwear business, which totaled income of $3.8 million and costs of $0.4 million during the three and six months ended September 2021, respectively. The specified strategic business decisions also include non-operating income of $1.7 million during the three and six months ended September 2021 associated with VF's transformation initiatives. The specified strategic business decisions resulted in a net tax benefit of $1.0 million and $3.2 million in the three and six months ended September 2021, respectively.

(c) The contribution from acquisition represents the operating results of Supreme for the three and six months ended September 2021. The results exclude transaction and deal related activities.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 394,017,000 and 394,072,000 weighted average common shares for the three and six months ended September 2021, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related activities and activity related to specified strategic business decisions, and on an adjusted organic basis, which excludes the operating results of Supreme (for the three and six months ended September 2021). Contribution from acquisition also excludes transaction and deal related activities. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2020
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$2,608,324	$—	$—	$2,608,324

Gross profit	1,325,918	—	1,646	1,327,564
Percent	50.8%			50.9%

Operating income	319,948	42	21,516	341,506
Percent	12.3%			13.1%

Diluted earnings per share from continuing operations (c)	0.62	—	0.04	0.67

Six Months Ended September 2020	As Reported under GAAP	Transaction and Deal Related Costs(a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$3,684,617	$—	$—	$3,684,617

Gross profit	1,895,260	410	14,663	1,910,333
Percent	51.4%			51.8%

Operating income	73,139	452	37,485	111,076
Percent	2.0%			3.0%

Diluted earnings (loss) per share from continuing operations (c)	(0.09)	—	0.19	0.10

(a) Transaction and deal related costs include expenses associated with the anticipated sale of the Occupational Workwear business of $0.4 million, that did not meet the criteria for discontinued operations, for the six months ended September 2020.

(b) Specified strategic business decisions for the three and six months ended September 2020 include cost optimization activity and other charges indirectly related to the strategic review of the Occupational Workwear business, which totaled $20.2 million and $33.2 million during the three and six months ended September 2020, respectively. The costs also include $1.1 million and $4.0 million for the three and six months ended September 2020, respectively, for jeanswear wind down activities in South America after the separation of Kontoor Brands, and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America. The six months ended September 2020 also include a $42.4 million noncash charge recorded in the 'Other income (expense), net' line related to the release of certain currency translation amounts associated with the wind down activities in South America. The specified business decisions costs resulted in a net tax benefit of $4.1 million and $6.0 million in the three and six months ended September 2020, respectively.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 391,180,000 and 390,986,000 weighted average common shares for the three and six months ended September 2020, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs and activity related to specified strategic business decisions. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended September 2021				Six Months Ended September 2021
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	10%	10%	(2)%	8%	49%	46%	13%	41%
% change constant currency*	9%	7%	(7)%	7%	48%	38%	6%	37%
The North Face®
% change	24%	44%	30%	31%	36%	67%	31%	45%
% change constant currency*	23%	40%	23%	29%	35%	59%	23%	41%
Timberland®
% change	47%	11%	6%	26%	64%	24%	(2)%	38%
% change constant currency*	46%	10%	1%	25%	62%	19%	(7)%	34%
Dickies®
% change	34%	(16)%	10%	21%	55%	(9)%	9%	36%
% change constant currency*	34%	(18)%	5%	19%	55%	(13)%	3%	34%
*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended September 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	27%	27%	22%	22%
EMEA	19%	17%	17%	15%
APAC	13%	8%	7%	2%
Greater China	9%	3%	9%	3%
Americas (non-U.S.)	29%	22%	29%	22%
International	18%	15%	16%	12%
Global	23%	21%	19%	17%

	Six Months Ended September 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	56%	56%	47%	47%
EMEA	43%	37%	40%	34%
APAC	21%	14%	12%	6%
Greater China	13%	5%	13%	5%
Americas (non-U.S.)	59%	47%	59%	47%
International	37%	30%	32%	25%
Global	46%	43%	40%	36%

	Three Months Ended September 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	17%	16%	17%	16%
Direct-to-consumer	32%	31%	21%	20%
Digital	24%	22%	5%	3%

	Six Months Ended September 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	40%	36%	40%	36%
Direct-to-consumer	57%	53%	40%	36%
Digital	25%	21%	0%	(3)%

	As of September
	2021	2020
DTC Store Count
Total	1,358	1,382

*Refer to constant currency definition on previous pages.

(a) Excludes acquisition representing the operating results of Supreme for the three and six months ended September 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2021" page for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
John Kelley, 720-778-4053
Senior Director, Corporate Development and Investor Relations
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs